                                                                    EXHIBIT 4C.2

                      AMENDMENT TO MORTGAGE NOTE AGREEMENT

                         PLUM CREEK MANUFACTURING, L.P.
                                999 THIRD AVENUE
                            SEATTLE, WASHINGTON 98104

                                                       Dated as of June 15, 1995

To each of the Purchasers
listed on the attached
Purchaser Schedule

Dear Noteholder:

     Plum Creek Manufacturing, L.P., a Delaware limited partnership (the "Company"), and Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership"), hereby agree with you as follows:

SECTION 1.  AUTHORIZATION OF NOTES

     The Company issued and sold $160,000,000 aggregate principal amount of its 111/8% First Mortgage Notes due June 8, 2007 (the "Notes"), pursuant to separate Mortgage Note Agreements, each dated as of May 31, 1989 (as the same has been and may from time to time be amended, the "Note Agreements"), between the Company and you and the other Purchasers. The payment of the Notes is guaranteed by the Partnership pursuant to Paragraph 7 of the Note Agreements. Capitalized terms used herein without definition have the respected meanings specified in the Note Agreements.

SECTION 2.  AMENDMENTS TO THE NOTE AGREEMENTS

     Upon execution and delivery of this Amendment to Mortgage Note Agreement (this "Amendment Agreement") by the holders of at least a majority in aggregate principal amount of the Notes, all the Note Agreements shall thereupon be amended as follows:

     2.1   PARAGRAPH 5A OF THE NOTE AGREEMENTS

     Paragraph 5A of the Note Agreements is amended by deleting the word "and" following the semicolon appearing at the end of clause (iv) thereof, changing clause

"(v)" thereof to clause "(vi)" and by adding the following new clause "(v)" immediately preceding such clause "(vi"):

            "(v) within three (3) Business Days after the same shall have been provided to the Trustee, a copy of the certificate and accompanying exhibits specified in Section 20(i) of the Trust Agreement with respect to a release permitted by paragraph 6B(5)(vi); and"

     Paragraph 5a of the Note Agreements is further amended by adding to the twelfth line in the first full paragraph after cause(vi) of said paragraph 5a, immediately after the word "thereto" appearing in such line and immediately before the period, the following words:

            ", together with a copy of any certificates and accompanying exhibits specified in Section 20(i) of the Trust Agreement with respect to any releases permitted by paragraph 6b(5)(v) that were delivered to the Trustee during such accounting period".

     2.2   EXHIBIT D TO THE NOTE AGREEMENTS

     Exhibit D attached to the Note Agreements is further amended by appending thereto the form of the Second Amendment to Trust Agreement in the form attached hereto as Appendix A and accordingly the Trustee is hereby authorized to execute and deliver such Second Amendment to Trust Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to you that:

     3.1   AUTHORIZATION

     This Amendment Agreement has been duly authorized, executed and delivered by all necessary action on the part of the Company.

     3.2   NO DEFAULTS

No Event of Default or Default exists on the date hereof.

     3.3   CHANGES, ETC.

     Except as contemplated by this Amendment Agreement, since March 31, 1995, the date of the most recent consolidated financial statements of the Partnership, (i) neither the Company nor the Partnership has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (ii) there has not been any material adverse change in the financial condition or operations of the Company or the Partnership.

     3.4   ACTIONS PENDING

     There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Amendment Agreement, or any action taken or to be taken pursuant to this Amendment Agreement, which would be reasonably likely to result in any material adverse change in the business, properties or assets, condition (financial or otherwise) or operations of the Company, or in the inability of the Company to perform its obligations under this Amendment Agreement, the Note Agreements or the Notes, following the effectuation of the transactions described herein.

     3.5   COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

     The Company is not in violation of any provision of the Partnership Agreement or of any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority (collectively, "term"), the consequences of which violation would be reasonably likely to have a material adverse effect on its business, properties or assets, condition (financial or otherwise) or operations or on the ability of the Company to perform its obligations under this Amendment Agreement, or, after giving effect to the transactions contemplated hereby, the performance of the Note Agreements or the Notes, and the execution, delivery and performance by the Company of this Amendment Agreement, or, after giving effect to the transactions contemplated hereby, the Note Agreements or the Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(1) of the Note Agreements; and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, properties or assets, condition or operations of the Company or the ability of the Company to perform its obligations under this Amendment Agreement, or, after giving effect to the transactions contemplated hereby, the Note Agreements or the Notes.

     3.6   GOVERNMENTAL AND OTHER CONSENTS

     No consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent, approval, waiver or similar action by any holder of Debt or other creditor of the Company or the Partnership is required for the valid execution, delivery and performance by the Company of this Amendment Agreement, or, after giving effect to the transactions contemplated hereby, the Note Agreements or the Notes other than those which have been obtained on or prior to the Effective Time.

     3.7   AUTHORIZATION; ENFORCEABILITY

     This Amendment Agreement has been duly authorized by all requisite action and duly executed and delivered by authorized officers of the Company and the General Partner, and the Note Agreements, as amended by this Amendment Agreement, are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

     3.8   DISCLOSURE

     Neither this Amendment Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the businesses, property or assets, condition (financial or otherwise) or results of operations of the Company and which has not been set forth in this Amendment Agreement, or in the other documents, certificates and statements furnished to you by or on behalf of the Company, prior to the date hereof in connection with the transactions contemplated hereby.

SECTION 4.  AFFIRMATION OF GUARANTEE

     The Partnership hereby agrees that its Guarantee in respect of the Notes, as set forth in Paragraph 7 of the Note Agreements, shall continue in full force and effect from and after the Effective Time.

SECTION 5.  RATIFICATION AND CONDITIONS PRECEDENT

     All of the terms and provisions of the Note Agreements, as amended as set forth in Section 2 hereof, are in all respects ratified and confirmed by the Company.

     If you are in agreement with the amendments to the Note Agreements set forth in Section 2 of this Amendment Agreement, please sign the form of acceptance on the enclosed counterpart of this Amendment Agreement and return the same to the undersigned.

     The effectiveness of this Amendment Agreement is conditioned upon the satisfaction by July 15, 1995 of the following conditions precedent: (a) the prior due authorization, execution and delivery by the Company of this Amendment Agreement and the Second Amendment to Trust Agreement (in the form attached hereto as Appendix a) and (b) the Company's obtaining the prior written consent to so amend the Trust Agreement and the Note Agreements from a majority in aggregate principal amount of all the Notes.

SECTION 6.  MISCELLANEOUS

     All representations and warranties contained herein shall survive the execution and delivery of this Amendment Agreement, the consummation of the transactions contemplated hereby and the transfer of any Note by a holder of Notes. Such representations and warranties may be relied upon by any transferee of a Note from a holder of Notes.

     All covenants and agreements in this Amendment Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     The descriptive headings of the several paragraphs of this Amendment Agreement are inserted for convenience only and do not constitute a part of this Amendment Agreement.

     This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                            Very truly yours,

                            PLUM CREEK MANUFACTURING, L.P.

                            By PLUM CREEK MANAGEMENT
                            COMPANY, L.P., its general partner


                            By:     /s/ Diane M. Irvine
                               --------------------------------
                            Name:   Diane M. Irvine
                                 ------------------------------
                            Title:  Vice President and
                                  -----------------------------
                                    Chief Financial Officer


                            PLUM CREEK MARKETING, INC.


                            By:     /s/ Diane M. Irvine
                               --------------------------------
                            Name:   Diane M. Irvine
                                 ------------------------------
                            Title:  Vice President and
                                  -----------------------------
                                    Chief Financial Officer


                            PLUM CREEK TIMBER COMPANY, L.P.


                            By PLUM CREEK MANAGEMENT
                            COMPANY, L.P., its general partner

                            By:     /s/ Diane M. Irvine
                               --------------------------------
                            Name:   Diane M. Irvine
                                 ------------------------------
                            Title:  Vice President and
                                  -----------------------------
                                    Chief Financial Officer

Accepted and Agreed to
this 14 day of July, 1995:
    ----      -----

CENTURY LIFE OF AMERICA

By:     /s/ Atwell & Co.
   -------------------------
Name:   Freddy Marinez
     -----------------------
Title:
      ----------------------

Accepted and Agreed to
this 30th day of June, 1995:
    ------      -----

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:     /s/ Karen L. Cornell
   --------------------------
Name:   Karen L. Cornell
     ------------------------
Title:  Second Vice President
      -----------------------

Accepted and Agreed to
this 10th day of July, 1995:
    ----      -----

TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF
AMERICA

By:     /s/ AB Kyle
   ------------------------------------------
Name:   Angela Brock-Kyle
     ----------------------------------------
Title:  Associate Director-Private Placements
      ---------------------------------------

                      SECOND AMENDMENT TO TRUST AGREEMENT

     THIS SECOND AMENDMENT TO TRUST AGREEMENT, dated as of June 15, 1995, is made by PLUM CREEK MARKETING, INC., a Delaware corporation (the "Company") (formerly Plum Creek Manufacturing, Inc.), PLUM CREEK MANUFACTURING, L.P., a Delaware limited partnership (the "Operations Partnership"), and FIRST INTERSTATE BANK OF WASHINGTON, N.A., a national banking association, as trustee (the "Trustee") under the Trust Agreement, dated as of June 8, 1989, as amended by that certain Amendment to Trust Agreement, dated as of January 1, 1991 (as amended, the "Trust Agreement"), among the Company, the Operations Partnership and the Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement.

                                    RECITALS

     WHEREAS, the Trustee and the Company entered into that certain Trust Agreement dated as of June 8, 1989;

     WHEREAS, as of January 1, 1991, the Trustee, the Company and the Operations Partnership entered into that certain Amendment to Trust Agreement pursuant to which, among other things, the Operations Partnership became a party to the Trust Agreement;

     WHEREAS, the Trustee is, under the Trust Agreement, the trustee for holders of the Notes and the Parity Debt, if any, of the Operations Partnership. As such, the Trustee is the mortgagee or beneficiary under the Security Documents that secure the Notes and the Parity Debt;

     WHEREAS, the Operations Partnership owns or has rights to, or interests in, certain real property that the Operations Partnership is permitted to sell pursuant to the terms of the Mortgage Note Agreements, dated as of May 31, 1989, as amended, among the Operations Partnership, Plum Creek Timber Company, L.P. and the Purchasers of the Notes (the "Mortgage Note Agreements"). From time to time the Operations Partnership may wish to dispose of certain portions of such real property as permitted by the Mortgage Note Agreements (the "Property");

     WHEREAS, the Property is subject to liens created by the Security Documents and accordingly the release of the liens created by the Security Documents on the Property is necessary to effect a release or transfer of the Property; and

     WHEREAS, the Trustee is willing, upon the terms and conditions stated below, to release from time to time the liens of the relevant Security Documents applicable to the Property;

     NOW, THEREFORE, the parties agree that the Trust Agreement is hereby amended as follows:

     1. Addition of Section 20. The Trust Agreement is amended by inserting the following as Section 20 of the Trust Agreement immediately after Section 19 of the Trust Agreement:

          "20. Release of Security by Trustee. The Operations Partnership may from time to time request the Trustee to release its lien under a Security Document with respect to rights to or interests in certain real property that the Company or Operations Partnership is permitted to transfer or otherwise dispose of under the Note Agreements (the "Property") and that the Operations Partnership proposes to release or transfer. Such request shall be accompanied by:

          (i) a certificate in the form of Exhibit A attached hereto, complete with exhibits, duly authorized and executed by the Operations Partnership;

          (ii) a Partial Release of Mortgage (the "Mortgage Release") substantially in the form of Exhibit B attached hereto or a Request for Partial Reconveyance of Deed of Trust (the "Request for Deed of Trust Release") substantially in the form of Exhibit C attached hereto (the "Deed of Trust Release");

          (iii) a copy of the release, partial release, conveyance, assignment or other instrument executed by the Company or Operations Partnership that releases or transfers the Property; and

          (iv) in the case of the sale or other transfer of Property, the proceeds of which are required by paragraph 6B(5)(vi) of the Note Agreements to be escrowed in a security account with the Trustee for the benefit of the holders of the Notes, a copy of the letter from the Company irrevocably directing payment of such proceeds directly into such security account.

     Unless, in the case of a release permitted by paragraph 6b(5)(vi) of the Note Agreements, (a) within 20 days after the Trustee receives the materials set forth in clauses (i), (ii), (iii) and (iv) above, the Trustee shall have received written notice from either (x) the holders of more than 25% of the aggregate amount of the Notes then outstanding or (y) the holders of more than 25% of the aggregate amount of the Parity Debt then outstanding, that such release by the Trustee is not permitted under the Note Agreements, or (b) the Trustee has knowledge of a Material Default, the Trustee shall, upon expiration of such 20-day period, execute the Mortgage Release or the Request for Deed of Trust Release and have the same acknowledged and returned to the requesting party. In the case of a release permitted by paragraph 6b(5)(v) of the Note Agreements, unless the Trustee has knowledge of an Event of Default or Potential Event of Default, and provided that all conditions precedent pursuant to paragraph 6b(5)(v) of the Note Agreements have been satisfied, the Trustee shall promptly execute the Mortgage Release or the Request for Deed of Trust Release and have the same acknowledged and returned to the requesting party."

     2. Ratification. Except as herein expressly modified, the terms of the Trust Agreement are hereby confirmed and ratified and remain in full force and effect.

                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first written.


                           PLUM CREEK MANUFACTURING, L.P.

                           By PLUM CREEK MANAGEMENT
                           COMPANY, L.P., its general partner


                           By:     /s/ Diane M. Irvine
                              -----------------------------
                           Name:   Diane M. Irvine
                                ---------------------------
                           Title:  Vice President &
                                 --------------------------
                                   Chief Financial Officer


                           PLUM CREEK MARKETING, INC.


                           By:     /s/ Diane M. Irvine
                              -----------------------------
                           Name:   Diane M. Irvine
                                ---------------------------
                           Title:  Vice President &
                                 --------------------------
                                   Chief Financial Officer


                           FIRST INTERSTATE BANK OF
                           WASHINGTON, N.A., as Trustee


                           By:     /s/ Pamela A. Jorgensen
                              -----------------------------
                           Name:   Pamela A. Jorgensen
                                ---------------------------
                           Title:  Assistant Vice President
                                 --------------------------

                                   EXHIBIT A

                                  CERTIFICATE

     Plum Creek Manufacturing, L.P. (the "Operations Partnership"), certifies to [First Interstate Bank of Washington, N.A. or ____________________], as trustee (the "Trustee") under the Trust Agreement, as amended, dated as of June 8, 1989, among the Operations Partnership, Plum Creek Marketing, Inc. and the Trustee, as follows:

     1. Attached hereto is a copy of a [Partial Release of Mortgage (the "Mortgage Release")] [Request for Partial Reconveyance of Deed of Trust (the "Deed of Trust Release")], which is prepared for execution by the Trustee. An original of the [Mortgage Release][Deed of Trust Release] is being delivered to you concurrently herewith.

     2. Attached hereto is a copy of an executed [partial release, release, conveyance, assignment or other] instrument (the "Operations Partnership Release"), which releases or transfers the Operations Partnership's rights to or interest in the property covered by the [Mortgage Release/Deed of Trust Release].

     3. No Material Default (as defined in the Mortgage Note Agreements, as amended, dated as of May 31, 1989, among the Operations Partnership, Plum Creek Timber Company, L.P. and the institutional investors named therein (the "Mortgage Note Agreements")) or similar event with respect to the Parity Debt, if any, exists and is continuing, or will exist upon the consummation of the transactions contemplated by this Certificate.

     4. The real property described in the Operations Partnership Release and the [Mortgage Release/Deed of Trust Release] is [description of nature, location and approximate acreage of property] (the "Property"). The disposition of the Property complies with the provisions of the Mortgage Note Agreements, and, if the provisions of paragraph 6b(5)(vi) of the Mortgage Note Agreements are applicable, all net proceeds received from the release or transfer of the Property shall be applied in accordance therewith. [Indicate use of proceeds, if then known.] In the case of dispositions made under paragraph 6b(5) (v) or (vi) of the Mortgage Note Agreements, the consideration received for the release or transfer of the Property is at least equal to its fair value.

     5. The Operations Partnership has caused a copy of this Certificate to be sent to each holder of a Note under and as defined in the Mortgage Note Agreements and, if any Parity Debt is then outstanding, to each holder of Parity Debt, and each such holder shall be entitled to rely hereon.

                                    PLUM CREEK MANUFACTURING, L.P.

                                    By PLUM CREEK MANAGEMENT
                                    COMPANY, L.P., its general partner

                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                   EXHIBIT B

                          PARTIAL RELEASE OF MORTGAGE

     WHEREAS, [First Interstate Bank of Washington, N.A., a national banking association] or ____________________, acts as trustee (the "Trustee") under the Trust Agreement, (the "Trust Agreement"), dated as of June 8, 1989, as amended, among Plum Creek Marketing, Inc., a Delaware corporation (the "Company") (formerly Plum Creek Manufacturing, Inc.), Plum Creek Manufacturing, L.P., a Delaware limited partnership (the "Operations Partnership"), and Trustee;

     WHEREAS, the Company executed a Mortgage, Security Agreement and Fixture Filing (the "Mortgage"), dated as of June 8, 1989, which is recorded in the records of __________ County, Montana, under volume ___, page ___, in favor of the Trustee; and

     WHEREAS, the Operations Partnership and the Company have requested a partial release of the lien of the Mortgage pursuant to the terms of the Trust Agreement;

     NOW, THEREFORE, the Trustee, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of the Trust Agreement, does hereby release and discharge from the lien of the Mortgage the real property described on Schedule A attached hereto (the "Released Property"). This instrument is a partial release only, and it is expressly agreed that the lien of the Mortgage shall not be affected except as to the Released Property, and the Mortgage and the liens created thereby shall remain in full force and effect as to all the remaining property not specifically released herein or previously released.

                                    FIRST INTERSTATE BANK OF
                                    WASHINGTON, N.A., as Trustee


                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

STATE OF___________________)
                           )   ss.
COUNTY OF__________________)

On this _______ day of __________________, in the year ___________, before me,
__________________________________________________, personally appeared
_______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within and foregoing instrument as ______________________ on behalf of FIRST INTERSTATE BANK OF WASHINGTON, N.A., a national banking association, and acknowledged to me that ______________ executed it in its capacity as trustee, as described therein.


__________________________                                         (Notary Seal)
Signature of Notary

                                   EXHIBIT C

                        REQUEST FOR PARTIAL RECONVEYANCE

TO:  COMMONWEALTH LAND TITLE INSURANCE COMPANY

     WHEREAS, [First Interstate Bank of Washington, N.A., a national banking association] or ____________________, acts as trustee (the "Trustee") under the Trust Agreement, (the "Trust Agreement"), dated as of June 8, 1989, as amended, among Plum Creek Marketing, Inc., a Delaware corporation (the "Company") (formerly Plum Creek Manufacturing, Inc.), and Plum Creek Manufacturing, L.P., a Delaware limited partnership (the "Operations Partnership"), and the Trustee; and

     WHEREAS, the Company executed a Deed of Trust, Security Agreement and Fixture Filing (the "Deed of Trust") dated as of June 8, 1989, and recorded in the records of __________ County, Washington under Auditor's File Number ________, in favor of the Trustee, as beneficiary, and Commonwealth Land Title Insurance Company, as deed of trust trustee; and

     WHEREAS, the Operations Partnership requested a partial reconveyance of the lien of the Deed of Trust pursuant to the terms of the Trust Agreement;

     NOW, THEREFORE, in accordance with the terms of the Trust Agreement, you are hereby requested and directed, on payment to you of any sums owing to you under the terms of the Deed of Trust, to convey, without warranty, to Plum Creek Manufacturing, L.P. the real property described on Schedule A attached hereto (the "Released Property"). This instrument is a request for a partial reconveyance only, and it is expressly agreed that the lien of the Deed of Trust shall not be affected except as to the Released Property, and the Deed of Trust and the liens created thereby shall remain in full force and effect as to all the remaining property not specifically released hereby or previously released.

       DATED this _____ day of ____________________, 19____.

                                    FIRST INTERSTATE BANK OF
                                    WASHINGTON, N.A., as Beneficiary


                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

Mail reconveyance to:               Plum Creek Manufacturing, L.P.
                                    999 Third Avenue, Suite 2300
                                    Seattle, Washington  98104
                                    Attn:  Susanna N. Duke, Esq.

                                      C-2